UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 9, 2006

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

                                             Maryland                                        1-11533                                      74-2123597

                                (State or Other Jurisdiction             (Commission File Number)                      (IRS Employer

                                       of Incorporation)                                                                                 Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647

(Address of Principal Executive Offices, including zip code)

(601) 948-4091

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  Entry into a Material Definitive Agreement

On February 9, 2006, Parkway Properties, Inc. (the "Company") through its wholly-owned subsidiary, Parkway 233 North Michigan, LLC ("Parkway 233"), entered into a Contribution/Purchase Agreement (the "Agreement") with Estein & Associates USA, Ltd., a Florida limited Partnership ("ESA").  Pursuant to the Agreement, the parties will form a limited partnership (the "Partnership") that will own the property commonly known as 233 North Michigan, located at 233 North Michigan Avenue, Chicago, Illinois (the "Property"), which is currently owned by Parkway 233 and managed by an affiliate of the Company.

The Partnership will acquire the Property from Parkway 233 for a total purchase price of approximately $256 million.  Parkway 233 will acquire a 30% interest in the Partnership upon closing.  It is expected that the Company will continue to provide management, leasing and construction management services to the Property.

The formation of the Partnership and acquisition of the Property will follow the satisfactory completion of a customary 45-day due diligence period, at which time earnest money will be at risk  The closing is subject to the satisfaction of conditions, including acceptable financing being obtained that would close simultaneously with the asset transfer.  Under the terms of the Agreement, the transaction is expected to close in the second quarter of 2006.  There can be no assurances that conditions of the Agreement will be satisfied, that financing will be obtained on terms acceptable to all parties to the Agreement, or that the closing will occur even if such conditions are satisfied and financing obtained.

* * * * *

Certain statements in this report that discuss the Company's expectations are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements.  The Company cautions investors and potential investors not to place undue reliance on such statements.  The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 15, 2006

                        PARKWAY PROPERTIES, INC.

                                                                                                            By:

                                                                                                                       William R. Flatt

                                                 Chief Financial Officer

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